SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) April 26, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 7.01. Regulation FD Disclosure

Entergy Corporation

The information in this Current Report on Form 8-K, including the exhibits listed below, is being furnished, not filed, under Item 7.01 pursuant to Regulation FD.

On April 26, 2005, Gary J. Taylor, Chief Executive Officer of Entergy Nuclear, and Michael R. Kansler, President of Entergy Nuclear Northeast, will speak at an investor meeting sponsored by Morgan Stanley at the Indian Point Energy Center in Westchester County, New York. A copy of their slide presentation to be given is attached to this report as Exhibit 99.1 and is incorporated herein. The slide presentation can also be accessed via Entergy's web site at www.entergy.com/investor under "Presentations and Webcasts."

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Slide presentation of Gary J. Taylor, Chief Executive Officer of Entergy Nuclear, and Michael R. Kansler, President of Entergy Nuclear Northeast, on April 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Nathan E. Langston
Nathan E. Langston Senior Vice President and Chief Accounting Officer

Dated: April 26, 2005